Exhibit 99.1

Crane Co.	NEWS

Contact: Pamela J.S. Styles Director, Investor Relations and Strategic Planning 203-363-7352 www.craneco.com

Crane Co. Reports Third Quarter Results of $0.47 per Share

STAMFORD, CONNECTICUT—October 23, 2003—Crane Co. (NYSE: CR) reported third quarter 2003 net income of $28.1 million, or $0.47 per share, in line with management’s previous guidance, compared to $20.5 million, or $0.34 per share, reported for the third quarter of 2002.

Operating profit was $44.8 million on sales of $425.3 million for the third quarter of 2003 compared with operating profit of $31.9 million on sales of $386.0 million for the third quarter of 2002. Third quarter 2003 operating profit reflected an improvement in the Aerospace & Electronics Segment, while the Fluid Handling Segment results were down from the same period in 2002 reflecting continued weak end-markets and costs from facility closures. Operating profit for the third quarter of 2002 included a $4 million charge ($0.05 per share after tax) at the Company’s aerospace business for fuel pump inspections and higher corporate expenses of $7.2 million ($0.08 per share after tax) compared with the third quarter of 2003, primarily related to costs of environmental remediation and asbestos claims.

Year-to-date through the third quarter, 2003 operating profit was $115.9 million on sales of $1.208 billion, compared with operating profit of $112.1 million on sales of $1.149 billion for the prior year period. Operating profit improved as a result of increased results in the Aerospace & Electronics and Engineered Materials Segments combined with lower corporate expense, as discussed above, which more than offset weaker results in the Fluid Handling, Merchandising

Systems, and Controls Segments. Operating profit for the first nine months of 2002 included a $4 million charge for the previously mentioned fuel pump inspection costs. Corporate expense for the first nine months of 2003 was $21.2 million compared with $26.4 million for the comparable period in 2002. Corporate expense for the 2002 nine-month period included charges for environmental remediation costs and asbestos claim costs. Expenditures for these matters in 2003 were charged to the respective accruals established in prior periods. Corporate pension and other employee-related costs were higher for the 2003 nine-month period than the 2002 comparable period which partially offset this favorable effect. Year-to-date through the third quarter of 2003 net income was $70.6 million, or $1.19 per share, as compared with income before cumulative effect of a change in accounting principle for goodwill in the comparable 2002 period of $67.8 million, or $1.13 per share.

Market Conditions

The Aerospace & Electronics Segment continues to experience strong military demand for traditional aerospace components, defense electronics and power supplies which are partially offset by lower demand in the commercial aerospace market. For the Engineered Materials Segment, strong sales of fiberglass-reinforced panels to the truck trailer transportation market were offset by the softness experienced in the third quarter of 2003 in the recreational vehicle (“RV”) market, as compared to record levels in 2002. Demand for European coin changing equipment and North American vending machines remained weak in the Merchandising Systems Segment. The Fluid Handling Segment continues to suffer from weak market conditions in the chemical processing industry, power, marine and general industrial markets, while the Controls Segment experiences continued weakness in the gas transmission market.

Financial Position

Net debt to capital was 31.0% at September 30, 2003, compared with 33.9% at June 30, 2003, and 24.1% at September 30, 2002. During the third quarter of 2003, the Company generated $37.9 million in cash flow from operating activities, allowing the Company to invest $7.4 million in capital expenditures and pay a $6.0 million dividend to shareholders. Free cash flow (cash flow from operating activities, less dividends and capital expenditures) for the third quarter of 2003 was $24.5 million.

On July 22, 2003, the Company entered into a new, four-year senior unsecured revolving credit facility for $300 million, replacing a revolving credit agreement for a like amount which was due to expire in November of this year.

On September 8, 2003, the Company completed a $200 million, 10-year Senior Notes offering due 2013. The Senior Notes will bear interest at a coupon rate of 5.50% per annum. A portion of the net proceeds of the offering was used to repay indebtedness outstanding under the Company’s revolving credit facility.

Also in September, the Company filed a new shelf registration for debt securities with the Securities and Exchange Commission. The registration provides for the future issuance of up to $300 million in debt securities, proceeds from which may be used for general corporate purposes, including working capital, acquisitions and debt repayments.

Order backlog at September 30, 2003 totaled $459.5 million versus $482.0 million at June 30, 2003, and $385.7 million at December 31, 2002. The 5% decline from June 30, 2003 was primarily in the Aerospace & Electronics Segment.

Segment Results

Aerospace & Electronics sales of $110.8 million increased $27.1 million, or 32%, in the third quarter of 2003 compared with the third quarter of 2002, of which $31.3 million was driven by the May 2003 Signal Technology Corporation (“STC”) and the November 2002 General

Technology Corporation (“GTC”) acquisitions. Operating profit of $22.7 million increased $7.2 million, or 47%, compared with the third quarter of 2002. The STC and GTC acquisitions accounted for $4.2 million of the operating profit increase. Operating profit margins were 20.5% in the 2003 third quarter compared with 18.4% in the prior year third quarter. Operating margins in the third quarter of 2002 were 23.2% before the previously mentioned fuel pump charge. The decline in comparable margins is due to customer price reduction pressures in the OEM market and the currently lower margins at STC and GTC compared with the Company’s other Aerospace & Electronics businesses.

Sales in Crane’s Aerospace Group (Hydro-Aire/Lear Romec, Eldec and Resistoflex Aerospace) were down 10% in the quarter versus the prior year third quarter reflecting weak OEM markets. Operating profit increased 5% as a result of the absence of the previously mentioned pump charge, a more stable aftermarket and cost containment initiatives. Operating profit margins improved to 20.6% from 17.6% in the prior year quarter.

Sales and operating profit in Crane’s Electronics Group (Interpoint, Eldec Power Supply, GTC and STC) more than doubled in the 2003 third quarter, as a result of the STC and GTC acquisitions. Sales and operating profit for the Electronics Group, excluding the acquisitions, increased 11% and 58% respectively, as a result of increased demand for power supplies, production efficiencies and cost containment efforts. Operating profit margins declined to 20.2% during the 2003 third quarter from 21.1% in the prior year quarter due to the lower margins in the acquired GTC and STC businesses. The combined margins of these acquired businesses were 13.3%, up from 11.7% in the second quarter.

The Aerospace & Electronics Segment backlog was $286.5 million at September 30, 2003, a decrease of $18.5 million, or 6%, compared with $305.0 million at June 30, 2003, with weaker orders in the commercial and general aviation markets as well as the electronics business only partially offset by increases in airline spare orders.

The Company expects the commercial aerospace market to remain weak in the fourth quarter of 2003 and throughout 2004. However, increased military demand for aerospace components and incremental sales of defense electronics from the STC acquisition, are expected to more than offset this weakness. Management expects Aerospace & Electronics Segment full year 2003 operating profit to be approximately 30% higher than 2002, improving from the prior guidance of 10-20%. Operating profit in 2004 is expected to be moderately higher than 2003 as a full year of STC will be included in the results, and related synergies are realized. Benefits from the balanced portfolio of businesses within the segment as well as cost containment efficiencies should more than offset customer pricing pressures and flat to lower commercial OEM production levels.

Engineered Materials sales of $64.3 million decreased $3.3 million, or 5%, in the 2003 third quarter compared with the third quarter of 2002. On a comparable basis, sales decreased 2%, excluding CorTec, which was divested in the third quarter of 2002. Segment operating profit of $13.3 million in the 2003 third quarter decreased $0.2 million, or 1%, compared with the third quarter of 2002. The decrease in operating profit for the quarter reflected the softened recreational vehicle (“RV”), mass merchandising and building products markets compared with a year ago, as well as higher styrene and resin pricing, offset by the effects of increased sales of fiberglass-reinforced panels to the truck trailer transportation market. Operating profit margins improved to 20.7% from 19.9% in the prior year quarter principally as a result of the 2002 sale of the unprofitable CorTec business. Backlog at September 30, 2003, was $10.9 million, approximately flat with June 30, 2003.

Management expects the RV and truck trailer markets to remain strong and raw material costs for styrene and resins to stabilize. The RV build rate for 2003 is expected to slightly trail the build rate for 2002 although still considered strong based on recent historical production levels. Management continues to expect its full year 2003 operating profit for Engineered

Materials to increase 5-10% above 2002. Operating profit in 2004 is expected to be slightly higher than 2003 with continued improvement in the truck trailer transportation market, a modest increase in the RV market and a continued focus on cost containment, more than offsetting increased raw material costs.

Merchandising Systems sales of $40.4 million in the third quarter of 2003 increased $.6 million, or 1%, compared with the third quarter of 2002. Segment operating profit of $2.1 million increased $1.0 million compared with the third quarter of 2002. Operating profit margins improved to 5.1% from 2.5% in the prior year quarter. The increase is a result of manufacturing production and cost efficiencies at Crane Merchandising Systems (“CMS”) and reduced losses at National Rejectors (“NRI”) where the market for European coin changing equipment remains difficult. Backlog at September 30, 2003, was $10.4 million, a 12% decline compared with $11.8 million at June 30, 2003.

Management is maintaining its full year 2003 operating profit expectation for Merchandising Systems to be below the prior year performance. For the year 2003, CMS will show a 10% increase in operating profit despite decreased sales as a result of continued cost containment initiatives which will be more than offset by losses at NRI, which incurred severance costs earlier in the year and faces continued weak markets. The segment’s 2004 operating profit is expected to be above prior year as a result of market improvements at CMS and reduced losses at NRI. End market demand is expected to stabilize, although at historically low levels.

Fluid Handling sales of $194.1 million in the third quarter of 2003 increased $15.5 million, or 9%, compared with the third quarter of 2002. Sales decreased 4%, excluding sales of $13.8 million from the pipe coupling and fittings businesses acquired from Etex Group (“Etex”) in June 2003 and currency effects of $9.3 million. Segment operating profit of $11.4 million decreased $2.3 million compared with the third quarter of 2002 as a result of difficult markets and $1.6 million of facility rationalization expenses. Operating profit margins declined to 5.9% from 7.7% in the prior year quarter.

Valve sales improved $13.7 million, or 12%, from the prior year quarter, primarily because of sales generated in the quarter by the Etex acquisition and continued demand for Crane Process Flow Technology products, partially offset by continued weakness in the Chemical Process Industry (“CPI”), power, marine and general industrial markets. Operating profit margins declined to 4.7% in the third quarter of 2003 from 7.5% in the third quarter of 2002 reflecting $1.3 million of costs related to a domestic foundry closure and other facility rationalization programs, as well as reduced margins from competitive pricing pressures. Sales in the pump business were flat with the 2002 third quarter while operating profit improved 41%, resulting in improved margins to 13.3% from 9.4% in the prior year quarter, reflecting successful facility rationalization and cost saving initiatives. Crane Supply sales increased 14%, while operating profit improved 8% due to a stronger Canadian dollar in 2003 compared with the same period in 2002. Resistoflex Industrial sales declined 7% in the 2003 third quarter while operating profit decreased $1.1 million due to weak operating results in its German subsidiary and additional plant consolidation costs associated with the closure of the Bay City, MI facility. Backlog for the Fluid Handling Segment at September 30, 2003 was $139.2 million, a 1% decline compared with $140.7 million at June 30, 2003.

The Fluid Handling businesses continues to experience weak CPI, power, marine and general industrial markets, a very competitive pricing environment, facility rationalizations and severance charges. Management now expects full year 2003 Fluid Handling Segment operating profit to decline 5% to 10% compared with 2002, a change from the prior guidance of a 10% to 15% improvement. Operating profit is expected to increase in 2004 on generally flat sales, excluding the Etex acquisition, as the benefits of reduced headcount, facility rationalizations and foreign sourcing initiatives offset the continued weakness in the chemical processing, power, marine and general industrial markets.

Controls sales of $15.8 million in the third quarter of 2003 decreased $0.4 million or 3%, compared with the third quarter of 2002. Operating profit of $1.1 million was down $0.2 million compared with the third quarter of 2002. Operating profit margins were 7.2%, down from 8.1% in the prior year quarter. Sales were down at both Barksdale and Azonix/Dynalco due to continued weakness in their respective end markets. Backlog was $12.5 million as of September 30, 2003, a $1.0 million decrease from $13.5 million at June 30, 2003.

As a result of the weak gas transmission business and higher spending for investment in new product applications, management is maintaining its full year 2003 operating profit from Controls to be below prior year 2002 performance. Management expects operating profits to increase slightly in 2004.

Corporate expenses were $5.8 million in the third quarter of 2003 versus $13.0 million in the third quarter of 2002. The decrease of $7.2 million is related to costs incurred in 2002 for environmental remediation and asbestos claims.

The Company’s 2003 effective tax rate has been reduced to 31% in the third quarter. As the Company continues to realize foreign and R&D tax credits as well as export tax benefits, management expects to sustain the 31% tax rate into 2004.

Outlook for Fourth Quarter and Full Year 2004

The Company expects fourth quarter 2003 earnings per share to be in the range of $0.51 to $0.56 resulting in a full year range of $1.70—$1.75 as compared to its previous guidance of $1.65—$1.75. Based on a preliminary review of the Company’s expectations for 2004, management expects full year earnings per share to be in the range of $1.85—$2.00.

Free cash flow (cash flow from operating activities, less dividends and capital expenditures) expectations are to be in the range of $105—$110 million in 2003, down from our prior guidance of $120 million as a result of delays in our aggressive working capital initiatives and higher than anticipated capital expenditures. The Company plans to continue its focus on the efficient utilization of capital and is well positioned to take advantage of strategic acquisition opportunities. Management expects free cash flow (cash flow from operating activities, less dividends and capital expenditures), in 2004, of $120 million.

Conference Call

Crane Co. has scheduled a conference call to discuss the third quarter’s financial results on Friday, October 24th, 2003 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website.

Crane Co. is a diversified manufacturer of engineered industrial products. Crane Co. is traded on the New York Stock Exchange (NYSE:CR).

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements present management’s expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

(Financial Tables Follow)

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